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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Crown Media Holdings, Inc.:

        We consent to the incorporation by reference in the registration statement (No. 333-37588) on Form S-8 of Crown Media Holdings, Inc. of our report dated February 20, 2004, relating to the consolidated balance sheets of Crown Media Holdings, Inc. as of December 31, 2002 and 2003, and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for the years ended December 31, 2002 and 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Crown Media Holdings, Inc. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002, and Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, effective July 1, 2003.

Denver, Colorado
March 12, 2004

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS